Exhibit 10.2

June 30, 2008

Hearst-Argyle Television, Inc.

300 West 57th Street, 39th Floor

New York, New York 10019

Re:  Agency Agreement

Ladies/Gentlemen:

This Amendment No. 1, (“Amendment 1”) amends the Agency Agreement dated April 2, 2008 by and between Lifetime Entertainment Services and Hearst-Argyle Television, Inc. (“Hearst”) regarding negotiation with * for the right to retransmit the signals of certain Hearst broadcast stations (the “Agreement”).  All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Agreement.

Notwithstanding anything to the contrary contained in the Agreement, LES and Hearst agree that the term of any Will Carry Agreement negotiated with * pursuant to the Agreement shall expire no later than *.

The first paragraph of Appendix C to the Agreement is hereby amended by amending clause (iii) and adding clauses (iv) and (v) as set forth below.

(iii)          For the period * through *, $*  per subscriber per month (Contract Year *).

(iv)          For the period * through *, $ * per subscriber per month (Contract Year *).

(v)           For the period * through *, $* per subscriber per month (Contract Year *).

If the foregoing comports with your understanding, please sign and return the enclosed duplicate copy of this letter.

LIFETIME ENTERTAINMENT SERVICES

/s/ Lori Conkling
	Name:	Lori Conkling
	Title:	EVP Distribution

Acknowledged and agreed to
This 30th day of June, 2008

HEARST-ARGYLE TELEVISION, INC.

/s/ Jonathan C. Mintzer
Name: Jonathan C. Mintzer
Title: Vice President, General Counsel and Secretary